Exhibit 99.1

For More Information:

CCG Investor Relations 10960 Wilshire Blvd, Suite 2050 Los Angeles, CA 90024 (310) 477-9800 Crocker Coulson, President crocker.coulson@ccgir.com	Excelligence Learning Corporation 2 Lower Ragsdale Drive, Suite 200 Monterey, CA 93940 (831) 333-2000 Vikas Arora, VP, General Counsel & Secretary varora@excelligence.com

FOR IMMEDIATE RELEASE

Excelligence Learning Corporation Agrees to be Acquired by

Affiliate of Thoma Cressey Equity Partners

MONTEREY, CA — July 19, 2006 — Excelligence Learning Corporation (OTC: LRNS.PK) (“Excelligence” or the “Company”), a leader in developing, manufacturing and distributing educational products to the early childhood and elementary school markets, together with Thoma Cressey Equity Partners, a leading private equity firm, announced today the execution of a definitive agreement by which ELC Acquisition Corporation, a wholly-owned subsidiary of ELC Holdings Corporation, an affiliate of Thoma Cressey Equity Partners (“Thoma Cressey”), agreed to acquire the Company in a merger transaction valued at approximately $125 million. Following consummation of the merger, Excelligence will be a private company and Excelligence management will continue to operate the business under its current name and operating structure.

Under the terms of the merger agreement, Excelligence stockholders will receive $13.00 in cash for each share of Excelligence common stock that they hold, representing a 60.5% premium over the $8.10 closing price of the Company’s common stock on July 19, 2006. Certain Excelligence stockholders, including Ron Elliott, the Company’s Chief Executive Officer, whose shares together represent approximately 31% of the Company’s outstanding common stock, have entered into voting agreements in support of the acquisition.

In connection with the agreement, Mr. Elliott has agreed that, prior to the closing, he will exchange approximately 70% of his common stock for an indirect continuing interest in the Company. In light of this investment, the Company’s board of directors formed a special committee of disinterested directors to negotiate and recommend the transaction to the Company’s full board of directors.

Based on the special committee’s unanimous recommendation, the Company’s board of directors unanimously has approved the merger agreement and has recommended to Excelligence’s stockholders that they adopt the agreement.

Completion of the transaction, which is expected to occur during the fourth quarter of 2006, is subject to approval by the Company’s common stockholders and certain other customary closing conditions.

“This offer presents exceptional value to our stockholders and speaks to the strength of our business model, the quality of our products and our solid financial position,” commented Ron Elliott, CEO of Excelligence. “Our customers and employees should rest assured that we will continue to operate our business as we have in the past, both now and in the future. After the transaction is complete, our current senior management team will remain in place and work closely with our new investors on continuing to grow our business.”

Carl Thoma, Managing Partner of Thoma Cressey, commented that, “We have been very impressed with Excelligence’s ability to develop, manufacture and distribute educational products and supplies in cost effective ways that benefit its broad spectrum of customers. We look forward to using our capital and years of experience to support Ron Elliott and the Company’s other excellent managers as they continue to build this business.”

Piper Jaffray & Co. served as financial advisor to the special committee in this transaction. Latham & Watkins LLP provided legal counsel to the special committee. Goodwin Procter LLP provided legal counsel to Thoma Cressey Equity Partners.

About Excelligence Learning Corporation

Excelligence Learning Corporation is a developer, manufacturer and retailer of educational products which are sold to child care programs, preschools, elementary schools and consumers. The Company serves early childhood professionals, educators, and parents by providing quality educational products and programs for children from infancy to 12 years of age. With its proprietary product offerings, a multi-channel distribution strategy and extensive management expertise, the Company aims to foster children’s early childhood and elementary education. The Company is composed of two business segments, Early Childhood and Elementary School. Through its Early Childhood segment, the Company develops, markets and sells educational products through multiple distribution channels primarily to early childhood professionals and, to a lesser extent, consumers. Through its Elementary School segment, the Company sells school supplies and other products specifically targeted for use by children in kindergarten through sixth grade to elementary schools, teachers and other education organizations. Those parties then resell the products either as a fundraising device for the benefit of a particular school, student program or other community organization, or as a service project to the school. Excelligence Learning Corporation’s headquarters is in Monterey, California and its website is www.excelligencelearning.com.

About Thoma Cressey Equity Partners

Thoma Cressey Equity Partners is a leading private equity investment firm with more than 25 years of experience in building successful companies. The firm has invested in many industry sectors and currently specializes in the software, healthcare, business services and consumer products and services industries. Recognized nationally for pioneering the ‘industry consolidation’ or ‘buy and build’ strategy, Thoma Cressey identifies high-potential industry sectors to partner with successful companies and build industry leaders through organic growth, operational improvements and strategic acquisitions. Thoma Cressey currently manages about $2 billion in a series of private equity funds. For more information, please visit www.thomacressey.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities laws. Forward-looking statements in this press release include, without limitation, statements relating to the anticipated closing date of the transaction, and the possibility that any of the conditions to closing, including those outside the control of Excelligence, will be satisfied. Excelligence does not assure the future results or outcome of the matters described in forward-looking statements; rather, these statements merely reflect current expectations of the approximate outcomes of the matters discussed. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Excelligence’s control.

Many factors may cause actual results to differ materially from the anticipated future results or performance expressed or implied by these forward-looking statements. Certain factors that could cause actual results to differ materially are the Company’s ability to diversify product offerings or expand in new and existing markets; changes in general economic and business conditions and in the educational products, catalog or e-retailing industry in particular; the impact of competition, specifically, if competitors were to either adopt a more aggressive pricing strategy than the Company or develop a competing line of proprietary products; the level of demand for the Company’s products; fluctuations in currency exchange rates, which could potentially result in a weaker U.S. dollar in overseas markets, increasing the Company’s cost of inventory purchased; and other factors discussed in the Company’s filings with the SEC. The forward-looking statements in this press release are made as of July 19, 2006, and the Company does not undertake to revise or update them, except to the extent that it is required to do so under applicable law.

Additional Information about the Merger and Where to Find It

In connection with the merger transaction, Excelligence will file relevant materials with the Securities and Exchange Commission, including a proxy statement. INVESTORS AND SECURITY HOLDERS OF EXCELLIGENCE ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EXCELLIGENCE, THE THOMA CRESSEY EQUITY PARTNERS ENTITIES THAT ARE PARTY TO THE MERGER AGREEMENT AND THE MERGER. The proxy statement and other relevant materials (when they become available) and any other documents filed by Excelligence with the SEC may be obtained free of charge at the SEC’s website at http://www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Excelligence by contacting CCG Investor Relations at (310) 477-9800.

Excelligence and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the security holders of Excelligence in connection with the merger.

Information about the executive officers and directors of Excelligence and the number of shares of Excelligence’s common stock beneficially owned by such persons is set forth in the proxy statement for Excelligence’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 14, 2006. Security holders may obtain additional information regarding the direct and indirect interests of the Company and its executive officers and directors in the transaction by reading the proxy statement regarding the merger when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.